Proxy Vote Results (Unaudited)
(1) On May 24, 2005, shareholders of the portfolio set forth below, voted to approve the Agreement and Plan of Conversion and
Termination providing for the conversion of the portfolio into newly created, corresponding series of the AXA Enterprise Funds
Trust.
(2) On May 24, 2005, shareholders voted to approve an Agreement and Plan of Reorganization and Termination providing for the
Enterprise Strategic Allocation Fund into the AXA Enterprise Growth Fund, a newly created series of the AXA Enterprise Funds
Trust.
(3) On May 24, 2005, shareholders voted to approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of the Enterprise Total Return Fund, a series of The Enterprise Group of Funds, Inc., into the AXA Enterprise
Multimanager Core Bond Fund, a series of the AXA Enterprise Multimanager Funds Trust.
(4) On May 24, 2005, Shareholders voted to approve an Agreement and Plan of Conversion and Termination providing for the reorganization of the Enterprise Managed Fund, a series of The Enterprise Group of Funds, Inc., into the AXA Enterprise Moderate-
Plus Allocation Fund, a series of the AXA Enterprise Multimanager Funds Trust.
36
Portfolio
Votes for
Against
Abstained
Enterprise Deep Value Fund 3,059,216.395 60,110.978 142,661.834
Enterprise Equity Income Fund 4,517,618.974 131,804.705 253,089.127
Enterprise Global Financial Services Fund 3,989,849.529 82,769.806 124,534.977
Enterprise Global Socially Responsive Fund 1,057,383.323 35,188.834 52,964.292
Enterprise Government Securities Fund 12,587,779.558 317,431.542 689,581.723
Enterprise Growth and Income Fund 4,098,000.150 134,829.858 196,871.675
Enterprise International Growth Fund 3,607,464.255 103,194.342 156,106.970
Enterprise Money Market Fund 287,597,200.260 9,697,135.259 18,731,727.098
Enterprise Short Duration Bond Fund 2,567,065.718 15,137.297 59,437.134
Enterprise Small Company Growth Fund 2,721,279.088 90,343.261 122,156.207
Enterprise Tax-Exempt Income Fund 1,669,114.575 16,818.683 101,848.961
Portfolio
Votes for
Against
Abstained
Enterprise Strategic Allocation Fund 2,731,432.678 56,255.033 81,120.998
Portfolio
Votes for
Against
Abstained
Enterprise Total Return Fund 5,773,151.364 236,673.626 216,246.410
Portfolio
Votes for
Against
Abstained
Enterprise Managed Fund 11,684,758.573 474,614.293 709,503.500
(5) On July 22, 2005, Shareholders voted to approve an Agreement and Plan of Conversion and Termination providing for the conversion of the Enterprise High-Yield Bond Fund to a newly created, corresponding series of the AXA Enterprise Funds Trust.
(6) On July 22, 2005, Shareholders voted to approve an Agreement and Plan of Reorganization and Termination, providing for the reorganization of the Enterprise Multi-Cap Growth Fund into the AXA Enterprise Growth Fund, a newly created series of the AXA
Enterprise Funds Trust.
(7) On July 22, 2005, Shareholders voted to approve an Agreement and Plan of Reorganization and Termination providing for the reorganization of the Enterprise Technology Fund, a series of The Enterprise Group of Funds, Inc., into the AXA Enterprise
Multimanager Technology Fund, a series of the AXA Enterprise Multimanager Funds Trust.
(8) On August 31, 2005, Shareholders voted to approve an Agreement and Plan of Conversion and Termination providing for the conversion of the Enterprise Capital Appreciation Fund, Enterprise Equity Fund and Enterprise Small Company Value Fund to newly created, corresponding series of the AXA Enterprise Funds Trust.
37
Portfolio
Votes for
Against
Abstained
Enterprise High-Yield Bond Fund 16,100,737.569 403,423.506 668,421.808
Portfolio
Votes for
Against
Abstained
Enterprise Multi-Cap Growth Fund 7,134,857.416 224,365.215 438,760.717
Portfolio
Votes for
Against
Abstained
Enterprise Technology Fund 4,910,419.044 219,955.931 303,001.212
Portfolio
Votes for
Against
Abstained
Enterprise Capital Appreciation Fund 6,886,979.236 228,830.281 456,513.942
Enterprise Equity Fund 18,788,819.245 775,682.969 1,081,870.436
Enterprise Small Company Value Fund 37,250,143.266 1,306,745.856 2,156,135.80